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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

       SUBSIDIARY NAME                        STATE OF INCORPORATION   % OWNED
       ---------------                        ----------------------   -------
Associated Pharmacies, Inc. (inactive)             Arkansas              100%

VC Services, Inc.                                  Minnesota             100%

Pharmaceutical Buyers, Inc.                        Arkansas              70%

Jaron, Inc.                                        Florida               100%

D & K Receivables Corporation                      Delaware              100%

Jewett Drug Co.                                    South Dakota          100%

Tykon, Inc.                                        Wisconsin             100%

Southwest Computer Systems, Inc. (inactive)        Arkansas              100%

U.P.C., Inc. (inactive)                            Minnesota             100%

Diversified Healthcare, LLC                        Kentucky              100%

                                       48